                                AMENDMENT NO. 4                    EXHIBIT 10.31
                         TO A LICENSE AGREEMENT BETWEEN
                               YALE UNIVERSITY AND
                 VION PHARMACEUTICALS, INC. (F/K/A ONCORX, INC.)


         AMENDMENT NO. 4 TO LICENSE AGREEMENT (this "Amendment No. 4") made as of this 31st day of January, 2000 by and between YALE UNIVERSITY, a corporation organized and existing under and by virtue of a charter granted by the general assembly of the Colony and State of Connecticut and located in New Haven, Connecticut ("YALE"), and VION PHARMACEUTICALS, INC. (f/k/a OncoRx Inc.), a corporation organized and existing under the laws of the State of Delaware and with principal offices located in New Haven, Connecticut ("LICENSEE").

                                   WITNESSETH:

         WHEREAS, YALE and LICENSEE are parties to a License Agreement dated August 31, 1994, under which YALE exclusively licensed to LICENSEE a series of YALE owned inventions relating to potential anti-tumor and antiviral compounds;

         WHEREAS, YALE and LICENSEE amended the License Agreement pursuant to an Agreement dated November 15, 1995 to make an additional patent subject to the License Agreement and provide the terms of compensation to YALE therefor;

         WHEREAS, YALE and LICENSEE again amended the License Agreement pursuant to an Agreement dated June 12, 1997 to reduce the earned royalties payable on Sublicense Income, and to make certain other changes to the License Agreement;

         WHEREAS, YALE and LICENSEE again amended the License Agreement pursuant to an Agreement dated September 25, 1998 to modify and clarify the patents and technology covered by the License Agreement and to add certain additional terms with respect to the antiviral compound [B]-L-FD4C;

         WHEREAS, Achillion Pharmaceuticals, Inc. ("Achillion") has expressed a desire to exclusively sublicense LICENSEE's rights in inventions relating to [B]-L-FD4C, and YALE and LICENSEE desire to license such rights to Achillion;

         WHEREAS, YALE and LICENSEE now wish to further amend the License Agreement to provide for an exclusive sublicense to Achillion of LICENSEE's rights in inventions relating to [B]-L-FD4C;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, YALE and LICENSEE hereby agree as follows:

     1. As used in this Amendment, the following terms shall be defined as set forth below:

          (a) "Sublicensed Information" shall mean designs, technical information, trade secrets, information contained in manuscripts or invention disclosure forms, data, specifications, test results and other information, whether or not patentable, that are owned or controlled by YALE or LICENSE on the date of this Agreement and are useful for the development, commercialization, manufacture, use or sale of any Sublicensed Products. For purposes of this Section 1(a) and Section (c) below, "control" means the possession of the ability to grant a license or sublicense thereto as provided for herein without violating the terms of any agreement with, or the rights of, any third party that are in existence on the date hereof.

          (b) "Sublicensed Invention" shall mean the inventions claimed in the Licensed Patents described in Exhibit 1 hereto or included in the Sublicensed Information.

          (c) "Sublicensed Patents" shall mean the patents and patent applications listed on Exhibit 1 and any other United States or foreign patent applications(s) and patents(s) licensed to LICENSEE by YALE pursuant to, and during the term of, this Agreement and pertaining specifically to the compound [B]-L-FD4C, together with any foreign counterparts, continuations, continuations-in-part, divisional or substitute patents, any reissues or reexaminations of any such applications or patents, and any extension of any such patents, and all patents and patent applications filed by or on behalf of Yale or Licensor or issued during the terms hereof to YALE or LICENSEE for any improvements on, or derivations from, the Sublicensed Inventions that pertain specifically to the compound [B]-L-FD4C and are useful for the development, commercialization, manufacture, use or sale of any Sublicensed Products.

          (d) "Sublicensed Product" shall mean all products for therapeutic or diagnostic uses of the compound [B]-L-FD4C that may derive or result from the manufacture and production or use of one or more claims of the Sublicensed Patents or incorporate Sublicensed Technology, wherever sold.

          (e) "Sublicensed Technology" shall mean Sublicensed Information and Sublicensed Patents.

Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the License Agreement, as amended.

     2. Section 2.2 of the License Agreement shall be deleted and replaced with the following new Section 2.2:

          (a) Pursuant to the terms of a sublicense agreement, dated as of the date hereof, by and between LICENSEE and Achillion (the "Achillion Sublicense"), LICENSEE shall exclusively sublicense to Achillion LICENSEE's rights to make, have made, import, export, use, sell and have sold Sublicensed Products and practice the Sublicensed Inventions for therapeutic or diagnostic purposes. The Achillion Sublicense shall provide, among other things: (i) for the payment of the licensee fees and royalties set forth on
               Exhibit 2 hereto, and (ii) that Achillion make all payments under the Achillion Sublicense (other than Item 1 on Exhibit 2) directly to YALE.

          (b) YALE will pay LICENSEE: (i) [***] percent ([***]%) of all cash, equity and royalty payments received from Achillion pursuant to the Achillion Sublicense (including the payments set forth in Exhibit 2 but excluding sponsored research, gifts, FTE support and consulting fees) up to $[***], and (ii) thereafter, [***] percent ([***]%) of all the cash equity and royalty payments received from Achillion.

          (c) In connection with the execution of the Achillion Sublicense and except as expressly provided in the Achillion Sublicense, YALE and LICENSEE hereby agree that LICENSEE shall be fully released of any past, present or future obligations relating to the Sublicensed Inventions, the Sublicensed Technology and the Sublicensed Products, including without limitation, any payments of Sublicense Income or Earned Royalties, reporting and recordkeeping, patent prosecution, maintenance and defense and research and development obligations relating thereto.

          (d) In addition to the rights exclusively sublicensed to Achillion, LICENSEE shall have the right to sublicense the other rights granted hereunder to third parties (but not to affiliates of LICENSEE except upon commercially responsible terms), provided that any such sublicense shall provide for payment of Sublicense Income by Sublicensee based on sales by Sublicensee. All sublicenses hereunder, other than the Achillion Sublicense, shall be coterminable with this Agreement to the extent YALE's rights in the Licensed Patents are involved."

     3.   Section 8.5 of the License Agreement shall be deleted in its entirety.

     4. Except as expressly amended hereby, the License Agreement, as amended to date, remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be executed in duplicate originals by their duly authorized representatives.


YALE UNIVERSITY                           VION PHARMACEUTICALS, INC.


By: /s/ Jon Soderstrom                    By: /s/ Thomas Mizelle
    ------------------                       ------------------
Name: Jon Soderstrom                      Name: Thomas Mizelle
      --------------                            --------------
Title: Managing Director, OCR             Title: Vice President Operations
       ----------------------                    -------------------------


                                                                       Exhibit 1


     1. U.S. Patent Application Serial Number 08/067,299, entitled "Novel L-2'3'-Dideoxy Nucleoside Analogs as Anti-Hepatitis (HBV) Agents"

     2. U.S. Patent Application Serial Number 08/406,198, entitled "Reduced Toxicity Compositions and Methods for Treating HIV Infections"

                                                                       Exhibit 2


1. Vion will receive [***] shares of common stock in Achillion (approximately [***]% of the pre-Series B financing, at an expected post-money valuation of approximately $[***] million).

2. Upon execution of the Achillion Sublicense, Achillion will pay Yale a license initiation fee of $[***].


3.   Achillion shall make the following payments to Yale:

     a.   IND submission fee: $[***]

     b. Completion of any successful Phase II clinical trial as defined by the trial protocol: $[***]

     c. Successful Completion of Phase II (as defined in the Achillion Sublicense): $[***]

     d.   NDA submission fee: $[***]

     e.   Registration fee: $[***]

4. At Achillion's discretion, the payments to Yale in Items 2 and 3 above shall be made in cash or common stock of Achillion at the Fair Market Value (as defined in the Achillion Sublicense).

5. Achillion will pay Yale a running royalty of [***] percent ([***]%) on the net product sales of Sublicensed Product in the event that Achillion directly develops and commercializes Sublicensed Product; provided, that,
     (a) Achillion may credit up to [***] percent ([***]%) of the royalties due to unaffiliated third parties on the sale of Sublicensed Product, but in no event shall the royalties due Yale on the sale of any Sublicensed Product be less than [***]% of net product sales; and (b) Achillion may credit up to [***]% of net product sales payable to Emory University on Sublicensed Product incorporating [B]-L-FD4C technology licensed to Achillion by Emory.

6. Achillion will cause Emory University to pay all royalties on Sublicensed Product incorporating [B]-L-DDA technology directly to Yale.

7. In the event that Achillion sublicenses its rights to a third party, Achillion shall pay Yale:

     a. [***] percent ([***]%) of cash/equity payments, including, but not limited to, license initiation fees and milestones, made by the third party to Achillion (not including FTE support). [***] percent ([***]%) each of each payment shall be paid in cash or equity at the Fair Market Value, at the discretion of Achillion, and [***] percent ([***]%) shall be paid in cash or equity at the Fair Market Value, at the discretion of Yale.

     b. Except as provided in paragraph 6 above, running royalties, including minimums, on net products sales of Sublicensed Product by the Achillion sublicensees equal to [***] percent ([***]%) of the payments made by the sublicensee to Achillion with a minimum of [***] percent ([***]%) of net sales of the third party.

8. Yale will cause Licensee to receive cash or common stock of Achillion issued in the name of Licensee or its designee, as the cash may be, immediately following payment by Achillion of the cash or equity payments set forth in Items 2, 3 and 6 of this Exhibit 2.

9. In addition, if Merck & Co., Inc. enters into an agreement as a commercial partner for Sublicensed Product within one (1) year of the effective date of the Achillion Sublicense, the payments to Yale from Achillion will increase by [***] percent ([***]%) of what they would have otherwise been (that is, Achillion will pay [***]x of the amounts in Item 6).